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RYDEX  INVESTMENTS  recently  contacted  you  regarding  a  Special  Meeting  of
Shareholders which has been adjourned once more to December 20, 2007. The Fund's records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as rescheduled. By voting now you will help the Fund save on the cost of additional mailings and calls to shareholders.

                                 1-877-256-6082

                          YOUR VOTE IS URGENTLY NEEDED!

                              Please vote now to be

                               sure your vote is

                            received in time for the

                                DECEMBER 20, 2007

                               SPECIAL MEETING OF

                                 SHAREHOLDERS.



RYDEX INVESTMENTS has made it very easy for you to vote. CHOOSE ONE OF THE FOLLOWING METHODS:

o SPEAK to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am - 9pm, Sat 10am - 6pm ET)

o LOG ON to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

o CALL the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

o    MAIL in your signed proxy card in the envelope provided.


                        VOTING TAKES ONLY A FEW MINUTES.
                               PLEASE VOTE TODAY.